Exhibit 99.1

Coherus BioSciences Provides Update on ‘135 IPR

Patent Trial and Appeal Board Institutes

REDWOOD CITY, Calif., May 17, 2016 — Coherus BioSciences, Inc. (Nasdaq: CHRS), a leading pure-play, global biosimilars company with late-stage clinical products, today announced that it has received a favorable decision from the Patent Trial and Appeal Board (“PTAB”) of the US Patent and Trademark office instituting Coherus’ petition for Inter Partes Review (“IPR”) of AbbVie’s U.S. Patent 8,889,135 (“the ‘135 Patent”) directed to a dosing regimen in which 40 mg of Humira is administered subcutaneously every 13 to 15 days to treat rheumatoid arthritis.

“We welcome this PTAB decision, and are confident that this will lead to a final decision nullifying the ‘135 Patent,” said Denny Lanfear, President and Chief Executive Officer of Coherus. “We view this successful IPR institution, along with the US Patent Office’s recent decisions to award patents to Coherus for various embodiments of its adalimumab formulation technology, as clear validation of Coherus’ leadership in biosimilar intellectual property and the effectiveness of our platform. We will continue to aggressively press forward with the development and commercialization of our Humira biosimilar consistent with our corporate strategy.”

About Coherus BioSciences, Inc.

Coherus is a leading pure-play global biosimilar platform company that develops and commercializes high-quality therapeutics for major regulated markets. Biosimilars are intended for use in place of existing, branded biologics to treat a range of chronic and often life-threatening diseases, with the potential to reduce costs and expand patient access. Composed of a team of proven industry veterans with world-class expertise in process science, analytical characterization, protein production and clinical-regulatory development, Coherus is positioned as a leader in the global biosimilar marketplace. Coherus is advancing three late-stage clinical products towards commercialization, CHS-1701 (pegfilgrastim biosimilar), CHS-0214 (etanercept biosimilar) and CHS-1420 (adalimumab biosimilar), as well as developing a robust pipeline of future products, including CHS-5217 (bevacizumab biosimilar) and CHS-3351 (ranibizumab biosimilar). For additional information, please visit www.coherus.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Coherus’ plans, potential opportunities, expectations, projections, goals, objectives, milestones, strategies, product pipeline, clinical studies, product development, release of data and the potential benefits of its products under development are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including

Coherus’ expectations regarding its ability to advance its intellectual strategy for CHS-1420 including a final decision nullifying the ‘135 Patent, to complete CHS-1420 development and to initiate CHS-1420 commercialization. Such forward-looking statements involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the clinical drug development process, including the regulatory approval process, the timing of our regulatory filings and other matters that could affect the availability or commercial potential of our biosimilar drug candidates, as well as possible patent litigation. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, see Coherus’ Annual Report on Form 10-Q for the quarter ended March 31, 2016, filed with the Securities and Exchange Commission on May 9, 2016 and its future periodic reports to be filed with the Securities and Exchange Commission.

Enbrel® and Neulasta® are registered trademarks of Amgen Inc.

HUMIRA® is a registered trademark of AbbVie Inc.

Avastin® and Lucentis® are registered trademarks of Genentech, Inc.

CONTACT:

Patrick O’Brien

Coherus BioSciences, Inc.

pobrien@coherus.com

+1 (650) 649-3527

Keith Vendola, M.D.

Coherus BioSciences, Inc.

kvendola@coherus.com

+1 (650) 437-6239